UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1280 Rancho Conejo Blvd
Thousand Oaks, California		91320
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 12, 2026, Atara Biotherapeutics, Inc. (the “Company”) issued a press release titled “Atara Biotherapeutics Provides Regulatory Update on Tabelecleucel” announcing that the Type A meeting with the U.S. Food and Drug Administration (the “FDA”) to discuss the Complete Response Letter for the EBVALLO™ Biologics License Application issued on January 9, 2026 has been scheduled.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 12, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atara Biotherapeutics, Inc.

Date:	March 12, 2026	By:	/s/ AnhCo Nguyen
AnhCo Nguyen, Ph.D. President and Chief Executive Officer

Exhibit 99.1

Atara Biotherapeutics Provides Regulatory Update on Tabelecleucel

THOUSAND OAKS, California --(BUSINESS WIRE)-- Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today announced that a Type A meeting with the U.S. Food and Drug Administration (FDA) has been scheduled to discuss the Complete Response Letter (CRL) to the Biologics License Application (BLA) for tabelecleucel (tab-cel) held by our partner Pierre Fabre Pharmaceuticals.

Pierre Fabre Pharmaceuticals, with Atara’s support, will meet with the agency to collaboratively address the points from the CRL and enable a resubmission with the additional efficacy data that has been collected since the original BLA submission.

“We are pleased that the FDA has granted a Type A Meeting to our partner, Pierre Fabre, and hope to gain clarity on a path forward for re-submission of the tab-cel BLA," said Cokey Nguyen, President and Chief Executive Officer of Atara. “We anticipate providing a regulatory update in the second quarter.”

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions that can be rapidly delivered to patients from inventory. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on X and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the development, timing and progress of tab-cel, including the timing of the Type A meeting and PFP’s and Atara’s plans to urgently interact with the FDA to find a path forward for the timely accelerated approval of EBVALLO™, the potential characteristics and benefits of tab-cel; and (2) the prospect of bringing tab-cel to U.S. patients with EBV+ PTLD. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; risks related to FDA’s review of tab-cel; our ability to access capital, and the sufficiency of Atara’s cash resources and access to additional capital on favorable terms or at all; risks and uncertainties related to Atara’s financial close and year-end audit procedures; the timing of the strategic review process; whether Atara will pursue any strategic alternatives; in the event Atara pursues a strategic alternative, that the strategic alternative may not be attractive or ultimately consummated; whether any strategic alternative will result in additional value for

Exhibit 99.1

Atara and its stockholders; whether the process will have an adverse impact on Atara and other risks and uncertainties affecting Atara, including those discussed in Atara’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Atara’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor and Media Relations
Amber Daugherty
Sr. Director, Strategy and Operations
adaugherty@atarabio.com